                                                       Registration Nos. 2-11101

                                                                         811-242
                                 EXHIBIT 8(C)


       FORM OF LETTER AGREEMENT BETWEEN THE REGISTRANT AND STATE STREET
                            BANK AND TRUST COMPANY

                                            January ___, 1996



State Street Bank and Trust Company
1776 Heritage Drive
Fiduciary Control 42N
North Quincy, Massachusetts 02171

Re:  Growth Fund of Israel
     ---------------------

Gentlemen:

     This is to advise you that New England Funds Trust II (the "Trust") and formerly TNE Funds Trust) has established a new series of shares, Growth Fund of Israel. In accordance with the Additional Funds provisions in Section 17 of the Custodian Contract dated January 3, 1989 between the Trust and State Street Bank and Trust Company and the provisions of Section 1.01 of the Sub-Transfer and Service Agreement between New England Funds, L.P. and State Street Bank, the Trust and New England Funds, L.P. hereby requests that you act as Custodian and Sub-Transfer Agent for the new series under the terms of the respective contracts. A revised Exhibit A to the Sub-Transfer and Service Agreement is attached to this letter.


                                          By:__________________________
                                              Henry L.P. Schmelzer
                                              President
                                              New England Funds Trust II
                                              New England Funds, L.P.

Agreed to this ______ day of January, 1996.

State Street Bank and Trust Company


By:__________________________
    Vice President
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                                                                      APPENDIX A
                                                                      ----------



                  NEW ENGLAND FUNDS


              .   New England Growth Fund
              .   New England International Equity Fund
              .   New England Capital Growth Fund
              .   New England Value Fund
              .   New England Growth Opportunities Fund
              .   New England Balanced Fund
              .   New England Star Advisers Fund
              .   Growth Fund of Israel
              .   New England Star Worldwide Fund

              .   New England High Income Fund
              .   New England Government Securities Fund
              .   New England Bond Income Fund
              .   New England Limited Term U.S. Government Fund
              .   New England Adjustable Rate U.S. Government Fund
              .   New England Strategic Income Fund

              .   New England Tax Exempt Income Fund
              .   New England Massachusetts Tax Free Income Fund
              .   New England Intermediate Term Tax Free Fund of California
              .   New England Intermediate Term Tax Free Fund of New York

              .   New England Cash Management Trust
                  .  Money Market Series
                  .  U.S. Government Series
              .   New England Tax Exempt Money Market Trust